UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 22, 2010
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On October 22, 2010, Andatee China Marine Fuel Services Corporation (the “Company”) held its annual shareholder meeting in New York, NY.  The shareholders approved the following two proposals:

Proposal 1 - Election of Directors. The shareholders elected An Fengbin, Francis N.S. Leong, Wen Tong, Wen Jiang and Yudong Hou as directors to hold office until the next annual meeting of shareholders and until their successors are duly elected. A summary of votes cast follows below:

Nominee	Votes for	Votes Withheld*	Broker Non-Votes

An Fengbin	6,460,368	24,971	1,619,640
Francis N.S. Leong	6,461,428	23,971	1,619,640
Wen Tong	6,461,368	23,971	1,619,640
Wen Jiang	6,460,428	24,911	1,619,640
Yudong Hou	6,461,368	23,971	1,619,640

*Abstentions and broker non-votes will have no effect on the outcome of the proposals.

Proposal 2 - Ratification of Auditors. Shareholders also voted to ratify the appointment of Jewett, Schwartz, Wolfe & Associates as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010 with 7,895,972 shares voting for and 162,839 shares voting  against the Proposal (with 46,168 votes abstaining).

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:	October 26, 2010